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                         EXHIBIT 23 TO FORM 10-K

                         UMB FINANCIAL CORPORATION
                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement No. 33-58312 of UMB Financial Corporation and subsidiaries on Form S-8 of our report dated January 16, 1996, incorporated by reference in the Annual Report on Form 10-K of UMB Financial Corporation and subsidiaries for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 21, 1996